Exhibit 4.1

FORM OF

SECOND SUPPLEMENTAL INDENTURE

by and among

GLOBALSTAR, INC.

AS ISSUER,

AND

U.S. BANK, NATIONAL ASSOCIATION

AS TRUSTEE

8.00% Convertible Senior Unsecured Notes

Dated as of June [•], 2009

Supplemental To Indenture For Senior Debt Securities

Dated as of April 15, 2008

i

ii

SECOND SUPPLEMENTAL INDENTURE dated as of June [•], 2009, between Globalstar, Inc., a Delaware corporation (the “Company”) and U.S. Bank National Association, as Trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s 8.00% Convertible Senior Unsecured Notes (the “Securities”) on the date hereof.

W I T N E S S E T H:

WHEREAS, this Second Supplemental Indenture is supplemental to the Original Indenture; and

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of the Securities which comprise (i) Original Securities (as defined herein) in the aggregate principal amount of $55,000,000 and (ii) Additional Securities (as defined herein) issued in accordance with the terms hereof, and in order to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Second Supplemental Indenture; and

WHEREAS, pursuant to Section 3.1 of the Original Indenture, the Company may establish one or more series of Securities (as such term is defined in the Original Indenture) from time to time as authorized by a supplemental indenture, of which the Securities shall be one such series; and

WHEREAS, the Form of Security, the certificate of authentication to be borne by each Security, the Assignment Form, the Form of Conversion Notice, and the Form of Fundamental Change Purchase Notice to be borne by the Securities are to be substantially in the forms hereinafter provided for; and

WHEREAS, all acts and things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in the Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this Second Supplemental Indenture and the issue hereunder of the Securities have in all respects been duly authorized.

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Securities are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Securities by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Securities (except as otherwise provided below), as follows:

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Scope of Second Supplemental Indenture.  The changes, modifications and supplements to the Original Indenture affected by this Second Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Securities, which comprise (i) Original Securities in the aggregate principal amount of $55,000,000 and (ii) Additional Securities issued in accordance with the terms hereof, which in each case may be issued from time to time, and shall not apply to any other securities that may be issued under the Original Indenture unless a supplemental indenture with respect to such other securities specifically incorporates such changes, modifications and supplements.  The provisions of the Second Supplemental Indenture shall supersede any corresponding or inconsistent provisions in the Original Indenture.

Section 1.02.  Definitions.  The terms defined in this Section 1.02 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Second Supplemental Indenture and for purposes of the Original Indenture as it relates to the Securities shall have the respective meanings specified in this Section 1.02.  Except as otherwise provided in this Second Supplemental Indenture, all words, terms and phrases defined in the Original Indenture (but not otherwise defined herein) shall have the same meaning herein as in the Original Indenture. All other terms used in this Second Supplemental Indenture that are defined in the Trust Indenture Act or that are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Second Supplemental Indenture.  The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Second Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

“Additional Interest” has the meaning specified in Section 5.01(f).

“Additional Securities” means additional Securities issued under this Second Supplemental Indenture in accordance with Sections 2.01 and 3.01 hereof, as part of the same series as the Initial Securities.

“Base Conversion Price” at any time means a dollar amount equal to $1,000 divided by the Base Conversion Rate at such time, rounded to the nearest cent.

“Base Conversion Rate” shall initially be 555.6 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment as provided in Article 9.

“Beneficial Owner” shall mean, with respect to any security, any Person who is considered a “beneficial owner” of such security in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person.

“Change of Control” means the occurrence of any of the following events:

(1)           any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing 50% or more (or, if such person is Thermo Capital Partners LLC, 70% or more) of the total voting power of all outstanding Voting Stock of the Company; or

(2)           the Company consolidates with, or merges with or into, another Person or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person; provided, however, that any such transaction will not be a Change of Control if immediately after such transaction the Person or Persons that “beneficially owned” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) immediately prior to the transaction, directly or indirectly, Voting Stock representing a majority of the total voting power of all outstanding Voting Stock of the Company, “beneficially own or owns” (as so determined), directly or indirectly, Voting Stock representing a majority of the total voting power of the outstanding Voting Stock of the surviving or transferee person; or

(3)           the first day on which the Continuing Directors cease for any reason to constitute a majority of the Board of Directors (defined without regard to the words “or any duly authorized committee of that board to which the powers of that board have been lawfully delegated” in such definition); or

(4)           the adoption of a plan of liquidation or dissolution of the Company.

The number of shares of “outstanding Voting Stock of the Company” for purposes of clause (1) of the definition of Change of Control, shall include (without duplication) all shares of Common Stock that any Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

“Close of Business” means 5:00 p.m. New York City time.

“Closing Sale Price” of the Common Stock (or any other securities on any date) means the last reported sale price per share (or if no last reported sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal United States national or regional securities exchange on which the Common Stock or such securities, as applicable, are listed for trading. If the Common Stock or the other security, as applicable, is not listed for trading on a United States national or regional securities exchange on the relevant date, the Closing Sale Price will be the last quoted bid price for Common Stock or the other security, as applicable, in the over-the-counter market on the relevant date as reported by Pink Sheets LLC or similar organization. If Common Stock or the other security, as applicable, is not so quoted the Closing Sale Price will be the average of the mid-point of the last bid and ask prices for Common Stock or the other security, as applicable, on the relevant date from each of three nationally recognized independent investment banking firms selected by the Company for this purpose (which determination shall be conclusive and shall be evidenced by an Officer’s Certificate delivered to the Trustee).

“COFACE Agent” means BNP Paribas, as COFACE Agent under the COFACE Facility Agreement.

“COFACE Facility Agreement” means the COFACE Facility Agreement dated as of June 5, 2009 between the Company, BNP Paribas, Société Général, Natixis, Calyon, Crédit Industriel et Commercial as mandated lead arrangers, the COFACE Agent, BNP Paribas as security agent and the lenders party thereto.

“COFACE Final Maturity Date” means the earlier to occur of (i) December 15, 2019 and (ii) the date that is 104 months after the final “Launch” as such term is defined in the COFACE Facility Agreement.

“COFACE Finance Documents” means the “Finance Documents” as such term is defined in the COFACE Facility Agreement.

“COFACE Finance Parties” means the “Finance Parties” as such term is defined in the COFACE Facility Agreement.

“COFACE Security Agent” means BNP Paribas, as Security Agent under the COFACE Facility Agreement.

“Common Stock” means the Company’s common stock, par value $0.0001 per share at the date of this Second Supplemental Indenture or, subject to Section 9.09, shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who was (a) a member of the Board of Directors on the date of the Original Indenture or (b) nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.  Solely for purposes of this definition, the term “Board of Directors” shall be defined without regard to the words “or any duly authorized committee of that board to which the powers of that board have been lawfully delegated” in such definition.

“Conversion Agent” means the office or agency appointed by the Company where Securities may be presented for conversion.  The Conversion Agent appointed by the Company shall initially be the Trustee.

“Ex-Dividend Date” means the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant distribution from the seller of the Common Stock to its buyer.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fair Market Value” means the amount that a willing buyer would pay a willing seller in an arm’s length transaction.

“Final Discharge Date” means the date on which all the Senior Debt has been unconditionally and irrevocably paid and discharged in full and none of the COFACE Finance Parties is under any obligation (whether actual or contingent) to make advances or provide other financial accommodation to the Issuer under the COFACE Finance Documents.

A “Fundamental Change” means the occurrence of a Change of Control or a Termination of Trading.

“Initial Securities” means the first $55,000,000 of aggregate principal amount of Securities issued under this Second Supplemental Indenture on the date hereof.

“Indenture” means the Original Indenture, as amended and supplemented by this Second Supplemental Indenture and, if further amended or supplemented as herein provided, as so amended or supplemented.

“Insolvency Event” means a situation where any of the following occurs in respect of the Issuer:  (a) the commencement of a voluntary case (or analogous motion) under the US federal bankruptcy laws or under other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or adjustment of debts or analogous proceedings; (b) the Issuer’s filing of a petition (or analogous motion) seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, composition for adjustment of debts or analogous proceedings; (c) the Issuer’s consent to, or failure to contest, in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws; (d) any application for or consent to, or failure to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator or of a substantial part of its property, domestic or foreign; (e) any admission in writing by the Issuer of its inability to pay its debts as they become due; (f) any general assignment for the benefit of creditors; (g) the taking of any corporate action for the purpose of authorizing any of the foregoing; or (h) any suspension or threat to suspend making payment on any of the Issuer’s debts or, by reason of actual or anticipated financial difficulties, commencement of negotiations with one (1) or more creditors with a view to rescheduling any of the Issuer’s indebtedness (other than the COFACE Finance Parties in connection with the COFACE Finance Documents).

“Intercreditor Agreement” means the Subordination Deed between the Company, the Trustee and BNP Paribas as COFACE Agent under the COFACE Facility Agreement providing for the subordination of the Company’s obligations under this Indenture for the benefit of the COFACE Finance Parties.

“Interest Payment Date” means June [15] and December [15] of each calendar year, beginning with, and including, December [15], 2009.

“Issue Date” means June [•], 2009.

“Market Disruption Event” means the occurrence or existence for more than one half hour period in the aggregate on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by NASDAQ or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock, and the suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such Scheduled Trading Day.

“NASDAQ” means The NASDAQ Global Select Market.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer or any Vice President of such Person.

“Opening of Business” means 9:00 a.m. New York City time.

“Original Indenture” means the indenture for Senior Debt Securities dated as of April 15, 2008 by and between the Company and the Trustee.

“Original Securities” means the $55,000,000 aggregate principal amount of Securities issued on the date hereof.

“Permitted Payment” means (a) any payment made in the form of Additional Securities or PIK Interest Shares in respect of interest and other amounts due on the Securities or (b) payments made at any time that “Shareholder Distributions” are permitted under Clause 22.6 of the COFACE Facility Agreement.

“Person” means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity, or a governmental body.

“PIK Interest Shares” means shares of Common Stock issued in payment of interest on Securities in accordance with Section 3.01 hereof.

“Placement Agent” means Lazard Capital Markets LLC.

“Placement Agent Agreement” means the Placement Agent Agreement dated June [16], 2009 between the Company and the Placement Agent related to the initial placement of the Securities.

“Prospectus Supplement” means the final prospectus supplement, dated June [16], 2009, relating to the offering by the Company of the Securities.

“Regular Record Date” for the payment of interest on the Securities, means the May 31 (whether or not a Business Day) immediately preceding an Interest Payment Date on June 15 and the November 30 (whether or not a Business Day) immediately preceding an Interest Payment Date on December 15.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day.

“Securities” has the meaning ascribed to it in the second introductory paragraph of this Second Supplemental Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securities Custodian” means the custodian with respect to the Global Security (as appointed by DTC), or any successor Person thereto and shall initially be the Trustee.

“Senior Debt” means all Debt of the Company, whether currently outstanding or hereafter issued, owed to any COFACE Finance Party under or in connection with the COFACE Finance Documents, including any amendment thereto or refinancing thereof, provided that the aggregate amount of Senior Debt at any time outstanding shall not exceed $886 million.

“Shareholder Approval” means the approval by the Company’s shareholders of the issuance of all shares of Common Stock issuable upon conversion of the Securities and exercise of the Warrants in accordance with the requirements of Listing Rule 5635(d) of NASDAQ.

“Special Interest” has the meaning specified in Section 5.02.

“Stated Maturity” means, with respect to the payment of principal of the Securities, the later to occur of (i)  June [•], 2019 and (ii) the date that is six months after COFACE Final Maturity Date.

“Termination of Trading” will be deemed to have occurred if the Common Stock (or other common stock into which the Securities are then convertible) is not listed on a United States national securities exchange or approved for quotation and trading on a national automated dealer quotation system or established automated over-the-counter trading market in the United States.

“Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) NASDAQ is open for trading, or, if the Common Stock is not listed on NASDAQ, any day on which the principal national securities exchange on which the Common Stock is listed is open for trading, or, if the Common Stock is not listed on a national securities exchange, any Business Day.  A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

“Voting Stock” of any Person means all classes of the Capital Stock of such Person entitled to vote generally in the election of the board of directors, managers or trustees of such Person.

“Warrants” means the warrants to purchase shares of the Common Stock issued on the date hereof in connection with the sale of the Securities.

Section 1.03.  Other Definitions.

Term	Defined in Section
“Additional Shares”	9.05(a)
“Agent Members”	2.06(a)
“Business Combination”	9.09(a)
“Company Notice”	8.02
“Company Notice Date”	8.02
“Conversion Date”	9.02(a)
“Conversion Shares”	9.03(a)
“Effective Date”	9.05(a)
“Fundamental Change Purchase Date”	8.01(a)
“Fundamental Change Purchase Notice”	8.01(c)
“Fundamental Change Purchase Price”	8.01(a)
“Global Security Legend”	2.03
“Make Whole Fundamental Change”	9.05(a)
“Make Whole Fundamental Change Notice”	9.05(a)
“Make Whole Premium”	9.05(a)
“Paying Agent”	2.04
“Registrar”	2.04
“Settlement Date”	9.03(b)
“Spin-Off”	9.04(d)
“Stock Price”	9.05(b)
“Valuation Period”	9.04(d)

Section 1.04.  Rules of Construction.  In addition to the rules of construction set forth in Section 1.1 of the Original Indenture, unless the context otherwise requires:

(a)           “or” is not exclusive; and

(b)           the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP.

ARTICLE 2
THE SECURITIES

Section 2.01.  Title; Amount and Issue of Securities; Principal and Interest.  (a) The Securities shall be known and designated as the “8.00% Convertible Senior Unsecured Notes” of

the Company.  The aggregate principal amount of Securities that may be authenticated and delivered under this Second Supplemental Indenture is initially limited to (i) $55,000,000 in Original Securities and (ii) such Additional Securities as shall be issued from time to time in accordance with the terms hereof, except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for or in lieu of other Securities pursuant to the terms hereof.

(b)           Subject to Section 5.2 of the Original Indenture, the Securities shall mature on the Stated Maturity unless earlier converted, redeemed or purchased in accordance with the provisions hereof.

(c)           Interest on the Securities shall accrue from and including the date specified on the face of such Securities until the principal thereof is paid or made available for payment.  Interest shall be payable semiannually in arrears on June 15 and December 15 in each year, commencing December 15, 2009.  The interest so payable on any Security shall be paid to the Person in whose name such Security is registered at the close of business on the Regular Record Date for such Interest Payment Date.  Interest on the Securities will be payable solely in the form of (a) Additional Securities in the aggregate principal amount equal to the amount of the interest due on the applicable Interest Payment Date or (b) PIK Interest Shares in accordance with Section 3.01 hereof.  For purposes of this Second Supplemental Indenture and the Securities, unless the context clearly requires otherwise, references to “interest” shall include Additional Interest and Special Interest.

(d)           Principal on Global Securities shall be payable to DTC in immediately available funds.

(e)           Principal of Definitive Securities shall be payable at the office of the Paying Agent, which initially will be an office or agency of the Trustee, or an office or agency maintained for such purpose, in the Borough of Manhattan, The City of New York.

Section 2.02.  Form of Securities.  (a) Except as otherwise provided pursuant to this Section 2.02, the Securities are issuable in fully registered form without coupons in substantially the form of Exhibit A hereto, with such applicable legends as are provided for in Section 2.03.  The Securities are not issuable in bearer form.  The terms and provisions contained in the form of Security shall constitute, and are hereby expressly made, a part of this Second Supplemental Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Second Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

(b)           The Securities shall be issued initially in the form of one or more permanent Global Securities, with the applicable legends as provided in Section 2.03.  Each Global Security shall be duly executed by the Company and authenticated and delivered by the Trustee, and shall be registered in the name of DTC or its nominee and retained by the Trustee, as Securities Custodian, at its corporate trust office, for credit to the accounts of the Agent Members holding the Securities evidenced thereby.  The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Securities Custodian, and of DTC or its nominee, as hereinafter provided.

Section 2.03.  Legends.  (a) Global Security Legend.  Notwithstanding anything to the contrary provided in Article Two the Original Indenture each Global Security shall bear the following legend (the “Global Security Legend”) on the face thereof:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO IN THE TERMS OF SECURITIES ATTACHED HERETO.”

(b)           Legend for Definitive Securities.  Notwithstanding anything to the contrary provided in Article Two of the Original Indenture each Definitive Security shall bear a legend substantially in the following form:

“THIS SECURITY WILL NOT BE ACCEPTED IN EXCHANGE FOR A BENEFICIAL INTEREST IN A GLOBAL SECURITY UNLESS THE HOLDER OF THIS SECURITY, SUBSEQUENT TO SUCH EXCHANGE, WILL HOLD NO SECURITIES.”

Section 2.04.  Registrar and Paying Agent.  The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”), which Registrar shall constitute a Security Register (as such term is defined in the Original Indenture) and an office or agency where Securities may be presented for payment (the “Paying Agent”).  The Company may have one or more co-registrars and one or more additional paying agents.  The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any co-registrar.

The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Second Supplemental Indenture, which shall incorporate the terms of the Trust Indenture Act.  The agreement shall implement the provisions of this Second Supplemental Indenture that relate to such agent.  The Company shall notify the Trustee of the name and address of each such agent.  If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.7 of the Original Indenture.  The Company or any of its domestically organized, wholly owned Subsidiaries may act as Paying Agent, Registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent for the Securities.  The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or successor Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above.  The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

Section 2.05.  General Provisions Relating to Transfer and Exchange.  A Holder may transfer a Security only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of the Indenture.  No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Securities Register.

In addition to the matters described in the 7th paragraph of Section 3.5 of the Original Indenture, neither the Company nor the Registrar shall be required to exchange or register a transfer of any Securities surrendered for conversion or, if a portion of any Security is surrendered for conversion, the portion thereof surrendered for conversion.

Section 2.06.  Book-Entry Provisions for the Global Securities.  (a)  The Global Securities initially shall:

(i)                                     be registered in the name of DTC (or a nominee thereof);

(ii)                                  be delivered to the Trustee as Securities Custodian; and

(iii)                               bear the Global Security Legend set forth in Section 2.03(a).

Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Second Supplemental Indenture with respect to any Global Security held on their behalf by DTC, or the Trustee as its custodian, or under such Global Security, and DTC may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing contained herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and the Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(b)           The Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Second Supplemental Indenture or the Securities.

ARTICLE 3
COVENANTS

Section 3.01.  Payment of Securities.  (a)  The Company will pay or cause to be paid the principal of and interest and Special Interest, if any, on the Securities on the dates and in the manner provided in the Securities.  Principal will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. New York City time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal and interest then due or, in the case of interest and Special Interest and Additional Interest, if any, paid on or before the Stated Maturity of any Security, in (i) Additional Securities in an aggregate principal amount equal to the amount of such interest and Special Interest and Additional Interest, if any, then due, or (ii) in the case of Holders for which a Common Stock Election is effective, in PIK Interest Shares in an amount calculated in accordance with paragraph (b) of this Section 3.01.  Additional Securities shall automatically be deemed to have been issued to each Holder of record in an aggregate principal amount equal to the amount of interest and Special Interest and Additional Interest, if any, due to such Holder on the applicable Interest Payment Date, and the Company shall thereafter promptly cause to be executed and authenticated such Additional Securities in accordance with Section 2.3 of the Original Indenture and deliver such Additional Securities to each Holder of record (or to the Trustee or the authenticating agent in custody for such Person).  Subject to Section 3.01(b)(iv), PIK Interest Shares, if any, shall automatically be deemed to have been issued to each applicable Holder of record in an amount determined as set forth in Section 3.01(b), and the Company shall thereafter deliver such PIK Interest Shares as set forth in Section 3.01(b). Such Paying Agent shall return to the Company promptly, and in any event, no later than three Business Days following the date of payment, any money (including accrued interest) that exceeds such amount of principal and interest paid on the Securities or, in the case of interest and Special Interest and Additional Interest, if any, paid on or before the Stated Maturity, any Additional Securities or Additional Shares outstanding in connection with the payment of such interest.

The Company will pay interest on overdue principal at the rate specified in the Securities in Additional Securities or PIK Interest Shares, as applicable, and it will pay interest  on overdue installments of interest and Special Interest and Additional Interest, if any, in Additional Securities or PIK Interest Shares, as applicable, at the same rate.

Interest shall be computed on the basis of a 360-day year comprising  twelve 30-day months.

(b)  Subject to the procedures set forth in this paragraph, a Holder of Securities may, in its sole discretion, elect to receive interest and Special Interest and Additional Interest, if any, in respect of the Securities held by it in the form of Common Stock in lieu of Additional Shares.

(i)            Such Holder must complete and manually sign the interest election notice on the back of the Security (which shall be substantially in the form set forth in the form of Security attached as Exhibit  A (an “Interest Election Notice”) and deliver such notice to the Trustee at least 5 Business Days prior to the first Interest Payment Date for which such election will be effective.  Such Interest Election Notice shall remain effective and apply to all subsequent Interest Payment Dates unless and until such Holder revokes it by delivering written notice to the Trustee as set forth on the Interest Election Notice.

(ii)           On each Interest Payment Date, a Holder for which an Interest Election Notice is in effect shall be entitled to receive, in lieu of Additional Securities, a number of PIK Interest Shares equal to the quotient of (x) the aggregate amount of interest and Special Interest and Additional Interest, if any, payable on the applicable Securities on such Interest Payment Date, divided by (y) 95% of the volume-weighted average Closing Price of the Common Stock for the 10 Trading Days immediately preceding the Interest Payment Date.

(iii)          The Company shall deliver the PIK Interest Shares as soon as practicable, and in no event later than the third Business Day following the applicable Interest Payment Date.

(iv)          Notwithstanding anything to the contrary herein, all interest and Special Interest and Additional Interest, if any, will be payable solely in the form of Additional Securities (and not in PIK Interest Shares) at any time that the volume-weighted average Closing Price of the Common Stock for the 10 Trading Days immediately preceding the applicable Interest Payment Date is less than $0.25 per share.

Section 3.02.  Further Instruments and Acts.  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Second Supplemental Indenture.

Section 3.03.  Statement by Officer as to Default.  The Company shall deliver to the Trustee, within 30 days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such events which would constitute an Event of Default or Default, its status and the action which the Company proposes to take with respect thereto.

Section 3.04.  Special Interest.  If Special Interest is payable by the Company pursuant to Section 5.02 the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Special Interest that is payable and (ii) the date on which such Special Interest is payable.  Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Special Interest is payable.  If the Company has paid Special Interest directly to the persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

Section 3.05.  Reports by Company.  (a) In addition to and notwithstanding the Company’s reporting obligations set forth in Section 7.4 of the Original Indenture, the Company shall deliver to the Trustee electronically (or otherwise in conformity with Section 1.6 of the

Original Indenture), within 15 days after it is required to file the same with the SEC, copies of all annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event the Company at any time is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Trustee all reports, if any, as may be required by the provisions of Section 314(a) of the Trust Indenture Act.

(b)           Delivery of such reports and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the compliance by the Company with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 3.06.  Shareholder Approval.  The Company shall obtain Shareholder Approval within 60 days of the date hereof.

Section 3.07.  Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

ARTICLE 4
REDEMPTION OF SECURITIES

Section 4.01.  Mandatory Redemption.

(a)           On the Stated Maturity, the Company shall redeem for cash all Outstanding Securities, at a price (the “Redemption Price”) equal to 100% of the principal amount of Securities to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date; provided that if the Redemption Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Redemption Price shall be 100% of the principal amount of the Securities redeemed but shall not include accrued and unpaid interest, if any. Instead, the Company shall pay such accrued and unpaid interest, if any, on the Interest Payment Date to the Holder of record at the Close of Business on the corresponding Regular Record Date. If the Company is required to redeem Securities pursuant to this Section 4.01, it shall notify the Trustee in writing of such redemption together with the Redemption Date, the Base Conversion Rate, the principal amount of Securities to be redeemed and the Redemption Price.

(b)           The Company shall not redeem any of the Securities on any date if the principal amount of the Securities has been accelerated, and the acceleration has not been rescinded on or prior to such date.

(c)                                  Except as provided in paragraph (a) of this Section 4.01, the Company shall not be required to make any mandatory redemption of the Securities.  The Securities are not subject to redemption through the operation of any sinking fund.

Section 4.02.  Notice of Redemption.  The Company shall notify each Holder of Securities to be redeemed in the manner provided in Section 11.4 of the Original Indenture.  In addition to those matters set forth in Section 11.4 of the Original Indenture, a notice of redemption sent to the Holder shall state:

(a)                                  the then current Base Conversion Rate and provide a statement that the Securities called for redemption may be converted at any time before the Close of Business on the Business Day immediately prior to the Redemption Date, and that Holders who wish to convert Securities must comply with the relevant procedures;

(b)                                 that Securities called for redemption and not converted shall be redeemed on the Redemption Date;

(c)                                  the name and address of the Paying Agent and the Conversion Agent;

(d)                                 that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price; and

(e)                                  the CUSIP or ISIN number of the Securities.

ARTICLE 5
DEFAULTS AND REMEDIES

Section 5.01.  Additional Events of Default.  In addition to those Events of Default set forth in Section 5.1 of the Original Indenture, the following events shall also be Events of Default with respect to the Securities:

(a)                                  failure by the Company to pay on interest on the Securities within five Business Days of the applicable Interest Payment Date;

(b)                                 failure by the Company to comply with its obligation to convert the Securities into shares of Common Stock upon exercise of a Holder’s conversion right in accordance with Article 9 and, if applicable, failure by the Company to deliver any Make-Whole Premium pursuant to Section 9.05;

(c)                                  failure by the Company to provide to the Holders Company Notice of a Fundamental Change pursuant to Section 8.01;

(d)                                 default by the Company or any Subsidiary in the payment of principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness of the Company or indebtedness of any Subsidiary for money borrowed in excess of $5.0 million in the aggregate, whether the indebtedness exists or shall hereafter be created, resulting in the indebtedness becoming or being declared due and payable, and the acceleration shall not have been rescinded or annulled within

30 days after written notice of the acceleration has been received by the Company or the Subsidiary from the Trustee (or has been received by the Company or the Subsidiary, as the case may be, and the Trustee from Holders of at least 25% in principal amount of Outstanding Securities);

(e)                                  default in the performance, or breach, of any covenant in this Indenture (other than the covenant in Section 8.1 of the Original Indenture or any other covenant a default in whose performance or whose breach is elsewhere in this Section specifically dealt with) and continuance of such default or breach for a period of 45 days after there has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied; and

(f)                                    failure by the Company or any Subsidiary to pay final and non-appealable judgments, the aggregate uninsured portion of which is at least $10.0 million, if the judgments are not paid, discharged or fully bonded against within 60 days.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is affected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Prior to the declaration of the acceleration of the Securities, the Holders of two-thirds of the aggregate principal amount of the Outstanding Securities may waive, on behalf of all of the Holders of the Securities, any Event of Default set forth in this Section 5.01 and its consequences except an Event of Default under clause (a) and clause (b) of this Section 5.01.

The Company will deliver to the Trustee promptly, and in no case more than 3 Business Days, after becoming aware of the occurrence of an Event of Default, written notice thereof.

(g)                                 At any time that an Event of Default (other than an Event of Default arising solely from the Company’s failure to comply with the reporting obligations under Section 3.05(a) hereof) has occurred and is continuing, additional interest shall accrue on the Securities at a rate equal to 2.50% per annum of the principal amount of the Securities (the “Additional Interest”).  The Additional Interest shall be paid semi-annually in arrears, with the first semi-annual payment due on the first regular Interest Payment Date following the date on which the Additional Interest began to accrue on the Securities. The Additional Interest shall accrue on all Outstanding Securities from and including the date on which an Event of Default shall first occur to, but not including, the date on which the Event of Default shall have been cured or waived.

Section 5.02.  Sole Remedy for Failure to Report.  Notwithstanding any other provision of the Indenture, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations under Section 3.05(a) and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, will for the first 45 days after the occurrence of the Event of Default consist exclusively of the right to receive special interest on the Securities at a rate equal to 0.50% per annum of the principal amount of the Securities (the “Special Interest”).  The Special Interest shall be paid semi-

annually in arrears, with the first semi-annual payment due on the first regular Interest Payment Date following the date on which the Special Interest began to accrue on any Securities. The Special Interest shall accrue on all Outstanding Securities from and including the date on which an Event of Default relating to a failure to comply with the provisions of Section 3.05(a) or a failure to comply with Section 314(a)(1) of the Trust Indenture Act shall first occur to, but not including, the 45th day thereafter (or any earlier date on which the Event of Default shall have been cured or waived). On such 45th day (or earlier, if the Event of Default relating to the failure to comply with Section 3.05(a) and failure to comply with Section 314(a)(1) of the Trust Indenture Act is cured or waived prior to such 45th day), the Special Interest shall cease to accrue and, if the Event of Default relating to the failure to comply with Section 3.05(a) and failure to comply with Section 314(a)(1) of the Trust Indenture Act shall not have been cured or waived prior to the 45th day, the Securities shall be subject to acceleration as provided in Section 5.2 of the Original Indenture. The provisions of this paragraph shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. If the Company shall not elect to pay Special Interest upon an Event of Default resulting from the failure of the Company to comply with the provisions of Section 3.05(a) and for any failure by it to comply with Section 314(a)(1) of the Trust Indenture Act, the Securities shall be subject to acceleration as provided in Section 5.2 of the Original Indenture.

If the Company shall elect to pay Special Interest in connection with an Event of Default relating to its failure to comply with the requirements of Section 3.05(a) and for any failure by it to comply with Section 314(a)(1) of the Trust Indenture Act, (1) the Company shall notify all Holders and the Trustee and Paying Agent of the election on or before the Close of Business on the date on which the Event of Default shall first occur, and (2) all references herein to interest accrued or payable as of any date shall include any Special Interest accrued or payable as of such date as provided in this Section 5.02.

ARTICLE 6
DISCHARGE OF INDENTURE

Section 6.01.  Discharge of Liability on Securities.  Article 4 of the Original Indenture shall not apply to the Securities.  When (1) the Company shall deliver to the Registrar for cancellation all Securities theretofore authenticated (other than any Securities which have been mutilated, destroyed, lost or wrongfully taken and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore canceled, or (2) all the Securities not theretofore canceled or delivered to the Registrar for cancellation shall have (a) been deposited for conversion and the Company shall deliver to the Holders shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, sufficient to pay all amounts owing in respect of all Securities (other than any Securities which shall have been mutilated, destroyed, lost or wrongfully taken and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Registrar for cancellation or (b) become due and payable on the Stated Maturity for the payment of principal of the Securities or Redemption Date or Fundamental Change Purchase Date, as applicable, and the Company shall deposit with the Trustee cash and shares of Common Stock, if any, as applicable, sufficient to pay all amounts owing in respect of all Securities (other than any Securities which shall have been mutilated, destroyed, lost or wrongfully taken and in lieu of or in substitution for which other Securities shall have been authenticated and delivered)

not theretofore canceled or delivered to the Registrar for cancellation, including the principal amount and interest accrued and unpaid to such Stated Maturity for the payment of principal of the Securities or Redemption Date or Fundamental Change Purchase Date, as the case may be, and if in either case (1) or (2) the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Second Supplemental Indenture with respect to the Securities shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Securities; (ii) rights hereunder of Holders to receive from the Trustee payments of the amounts then due, including interest with respect to the Securities and the other rights, duties and obligations of Holders, as beneficiaries hereof solely with respect to the amounts, if any, so deposited with the Trustee; and (iii) the rights, obligations and immunities of the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar under this Second Supplemental Indenture with respect to the Securities), and the Trustee, on demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel as required by Section 6.03 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Second Supplemental Indenture with respect to the Securities; however, the Company hereby agrees to reimburse the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar for any costs or expenses thereafter reasonably and properly incurred by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar and to compensate the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar for any services thereafter reasonably and properly rendered by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar in connection with this Second Supplemental Indenture with respect to the Securities.

Section 6.02.  Reinstatement.  If the Trustee or the Paying Agent is unable to apply any money to the Holders entitled thereto by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture with respect to the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 6.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with the Indenture and the Securities to the Holders entitled thereto; provided, however, that if the Company make any payment of principal amount of or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

Section 6.03.  Officer’s Certificate; Opinion of Counsel.  Upon any application or demand by the Company to the Trustee to take any action under Section 6.01, the Company shall furnish to the Trustee an Officer’s Certificate or Opinion of Counsel stating that all conditions precedent, if any, provided for in this Second Supplemental Indenture relating to the proposed action have been complied with.

ARTICLE 7
AMENDMENTS

Section 7.01.  With Consent of Holders.  In addition to the matters described in Section 9.2 of the Original Indenture, the Company and the Trustee may not, without the consent of each

Holder of Outstanding Securities affected, amend or waive any portion of the Indenture or the Securities for one or more of the following purposes:

(a)                                  to reduce the Fundamental Change Purchase Price or the Redemption Price payable with respect to any of the Securities;

(b)                                 to change the principal amount, rate of interest or Stated Maturity of any Security;

(c)                                  to change the Company’s obligation to redeem the Securities on a Redemption Date in a manner adverse to the Holder;

(d)                                 to change the Company’s obligation to purchase any Security upon a Fundamental Change pursuant to Section 8.01 in a manner adverse to the Holder;

(e)                                  to reduce the Make Whole Premium or otherwise modify the provisions of Section 9.05 in a manner adverse to the Holder;

(f)                                    to reduce the Fundamental Change Make-Whole Amount or otherwise modify the provisions of Section 8.01 in a manner adverse to any Holder; and

(g)                                 to impair the right of a Holder to convert any Security or reduce the amount of cash or the number of shares of Common Stock (or any other property) receivable upon conversion.

Section 7.02.  Without Consent of Holders.  In addition to the matters described in Section 9.1 of the Original Indenture, the Company and the Trustee may amend or supplement the Indenture or the Securities without notice to or consent of any Holder of an Outstanding Security for one or more of the following purposes:

(a)                                  to cure any ambiguity, omission, defect or inconsistency in the Indenture, to correct or supplement any provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, so long as the interests of Holders of Securities are not adversely affected in any respect under the Indenture; provided that such amendment made solely to conform the provisions of the Indenture to the corresponding description of the Securities contained in the Prospectus Supplement shall not be deemed to adversely affect the interests of the Holders of Securities; and

(b)                                 to provide for conversion rights of Holders if any reclassification or change of Common Stock or any consolidation, merger or sale of all or substantially all of the Company’s property and assets occurs or otherwise comply with the provisions of the Indenture in the event of a merger, consolidation or transfer, sale, conveyance, lease or other disposition of all or substantially all of the Company’s property and assets (including the provisions of Section 9.09 hereof and Article 8 of the Original Indenture).

ARTICLE 8
PURCHASE AT THE OPTION OF HOLDERS UPON A FUNDAMENTAL CHANGE

Section 8.01.  Purchase at the Option of the Holders Upon a Fundamental Change.  (a)  If a Fundamental Change occurs, each Holder shall have the right, at such Holder’s option, to require the Company to purchase any or all of such Holder’s Securities on a date specified by the Company that is no later than 35 days, and no earlier than 20 days, after the date of the Company Notice of the occurrence of such Fundamental Change (the “Fundamental Change Purchase Date”). The Company shall purchase such Securities at a price (the “Fundamental Change Purchase Price”), which shall be paid in cash, equal to 100% of the principal amount of the Securities to be purchased plus (i) the applicable Fundamental Change Make-Whole Amount, if any, and (ii) any accrued and unpaid interest to, but excluding, the Fundamental Change Purchase Date, unless the Fundamental Change Purchase Date is between a Regular Record Date and the Interest Payment Date to which it relates, in which case the Fundamental Change Purchase Price shall equal 100% of the principal amount of Securities to be purchased plus the applicable Fundamental Change Make-Whole Amount, if any, and accrued and unpaid interest shall be paid to the Holder of record on the Regular Record Date.  For any Fundamental Change Purchase Date, the “Fundamental Change Make-Whole Amount” shall mean the amount corresponding to such date in Schedule A to this Second Supplemental Indenture.

(b)                                 The Company shall mail to all Holders a Company Notice upon the occurrence of a Fundamental Change and of the purchase right arising as a result thereof, including the information required by Section 8.02 hereof, on or before the 10th Business Day after the occurrence of such Fundamental Change.

(c)                                  For a Security to be so purchased at the option of the Holder pursuant to this Section 8.01, such Holder must (i) deliver to the Paying Agent a written notice of purchase (a “Fundamental Change Purchase Notice”) in the form entitled “Form of Fundamental Change Purchase Notice” attached to the Security duly completed, on or before the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date, stating:

(A)                              if the Securities are in the form of Definitive Securities, the certificate numbers of the Securities which the Holder shall deliver to be purchased;

(B)                                the portion of the principal amount of the Securities that the Holder shall deliver to be purchased, which portion must be $1,000 in principal amount or an integral multiple thereof; and

(C)                                that such Securities shall be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in Section 8.01 of this Second Supplemental Indenture, and

(ii)                                  deliver or book-entry transfer such Securities to the Paying Agent (together with all necessary endorsements) at the offices of the Paying Agent after delivery of the Purchase Notice, such delivery or transfer being a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor; provided, however, that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 8.01 only if the Securities so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Purchase Notice.

If the Securities are in the form of Global Securities, the Fundamental Change Purchase Notice must comply with the appropriate Depositary procedures.

The Paying Agent shall promptly return to the respective Holders thereof any Securities (x) with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with this Second Supplemental Indenture, or (y) held by it during the continuance of an acceleration of the principal amount of the Securities (other than an acceleration in connection with an Event of Default resulting from a failure by the Company to pay the Fundamental Change Purchase Price with respect to such Securities) in which case, upon such return, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

(d)                                 The Company shall purchase from a Holder, pursuant to this Section 8.01, Securities if the principal amount of such Securities is $1,000 or an integral multiple of $1,000 if so requested by such Holder.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 8.01 shall have the right at any time prior to the Close of Business on the Business Day immediately prior to the Fundamental Change Purchase Date to withdraw such Fundamental Change Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 8.02(b).

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

At or before 11:00 a.m. (New York City time) on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 10.3 of the Original Indenture) cash sufficient to pay the aggregate Fundamental Change Purchase Price of the Securities to be purchased pursuant to this Section 8.01.  Payment by the Paying Agent of the Fundamental Change Purchase Price for such Securities shall be made promptly following the later of the Fundamental Change Purchase Date or the time of book-entry transfer or delivery of such Securities, together with necessary endorsements.  If the Paying Agent holds, in accordance with the terms of this Second Supplemental Indenture, cash sufficient to pay the Fundamental Change Purchase Price of such Securities on the Fundamental Change Purchase Date, then, on and after such date, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue, whether or not book-entry transfer of such Securities is made or such Securities are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery or transfer of the Securities).

The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all cash held by the Paying Agent for the payment of the Fundamental Change Purchase Price and shall notify the Trustee of any Default by the Company in making any such payment.  If the Company or an affiliate of the Company acts as Paying Agent, it shall segregate the cash held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to deliver all cash held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash delivered to the Trustee.

Notwithstanding anything to the contrary no Securities may be purchased by the Company pursuant to this Section 8.01 if the principal amount of the Securities has been accelerated (except in the case of an acceleration in connection with an Event of Default resulting from a failure by the Company to pay the Fundamental Change Purchase Price with respect to such Securities), and the acceleration has not been rescinded, on or prior to the relevant Fundamental Change Purchase Date.

Section 8.02.  Further Conditions and Procedures for Purchase at the Option of the Holder Upon a Fundamental Change.  (a) Notice of Fundamental Change. The Company shall send notices (each, a “Company Notice”) to the Holders, beneficial owners of the Securities as required by applicable law, the Trustee and the Paying Agent, on or before the 10th Business Day after the occurrence of the Fundamental Change, as the case may be (each such date of delivery, a “Company Notice Date”). Each Company Notice shall include a form of Fundamental Change Purchase Notice, as the case may be, to be completed by a Holder and shall state:

(i)	the applicable Fundamental Change Purchase Price;

(ii)	the Base Conversion Rate at the time of such notice and any expected adjustments to the Base Conversion Rate;

(iii)	the applicable Fundamental Change Purchase Date, as the case may be, and the last date on which a Holder may exercise its repurchase rights under Section 8.01;

(iv)	the name and address of the Paying Agent and the Conversion Agent;

(v)	that Securities must be surrendered to the Paying Agent to collect payment of the Fundamental Change Purchase Price;

(vi)

that Securities as to which a Fundamental Change Purchase Notice has been delivered may be surrendered for conversion only if the applicable Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Second Supplemental Indenture;

(vii)

that the Fundamental Change Purchase Price for any Securities as to which a Fundamental Change Purchase Notice has been given and not withdrawn shall be paid by the Paying Agent promptly following the later of (1) the Fundamental Change Purchase Date and (2) the time of book-entry transfer or delivery of such Securities;

(viii)	the procedures the Holder must follow under Section 8.01 and Section 8.02;

(ix)

that, unless the Company defaults in making payment of such Fundamental Change Purchase Price on Securities for which any Fundamental Change Purchase Notice has been submitted, interest will cease to accrue on and after the Fundamental Change Purchase Date;

(x)	the CUSIP or ISIN number of the Securities;

(xi)	the procedures for withdrawing a Fundamental Change Purchase Notice; and

(xii)

the events causing a Fundamental Change and the effective date of the Fundamental Change.

Simultaneously with providing such Company Notice, the Company will publish a notice containing the information in such Company Notice in a newspaper of general circulation in The City of New York or publish such information on its then existing website or through such other public medium as it may use at the time.

At the Company’s request, made at least five Business Days prior to the date upon which such notice is to be mailed, and at the Company’s expense, the Paying Agent shall give the Company Notice in the Company’s name; provided, however, that, in all cases, the text of the Company Notice shall be prepared by the Company.

(b)                                 Upon receipt by the Company of the Fundamental Change Purchase Notice specified in Section 8.01(c) the Holder of the Securities in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Fundamental Change Purchase Price with respect to such Securities. Such Fundamental Change Purchase Price shall be paid by the Paying Agent to such Holder  promptly following the later of (1) the Fundamental Change Purchase Date with respect to such Securities (provided the conditions in this Article 8 have been satisfied) and (2) the time of delivery or book-entry transfer of such Securities to the Paying Agent by the Holder thereof in the manner required by Section 8.01. Securities in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

A Fundamental Change Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the Close of Business on the Business Day immediately prior to the Fundamental Change Purchase Date to which it relates, specifying:

(i)                                     the principal amount of the Securities with respect to which such notice of withdrawal is being submitted, which must be $1,000 or an integral multiple thereof;

(ii)                                  if the Securities are in the form of Definitive Securities, the certificate numbers of the Securities in respect of which such notice of withdrawal is being submitted; and

(iii)                               the principal amount, if any, of any Securities that remain subject to the original Fundamental Change Purchase Notice and which has been or shall be delivered for purchase by the Company.

If the Securities are in the form of Global Securities, the Fundamental Change Purchase Notice must comply with the appropriate Depositary procedures.

(c)                                  Any Securities that are to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder of such Securities, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Securities so surrendered which is not purchased.

(d)                                 In connection with any offer to purchase Securities under Section 8.01, the Company shall, to the extent applicable, (a) comply with Rules 13e-4 and 14e-1 (and any successor provisions thereto) under the Exchange Act, if applicable; (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable; and (c) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under Section 8.01 to be exercised in the time and in the manner specified in Section 8.01.  To the extent any other provision of this Second Supplemental Indenture conflicts with any of the foregoing, the foregoing shall govern.

(e)                                  At least five Business Days before the Company Notice Date, the Company shall deliver an Officer’s Certificate to the Trustee specifying whether the Company desires the Trustee to give the Company Notice required by Section 8.02 hereof.

Section 8.03.  Purchase of Securities in Open Market.  The Company may purchase any or all of the Securities in the open market or by tender at any price or pursuant to private agreements. The Company shall surrender any Security purchased by the Company pursuant to this Article 8 to the Trustee for cancellation. Any Securities surrendered to the Trustee for cancellation may not be reissued or resold by the Company and will be canceled promptly in accordance with Section 3.9 of the Original Indenture.

ARTICLE 9
CONVERSION

Section 9.01.  Conversion of Securities.  (a) Subject to the procedures for conversion set forth in this Article 9, a Holder may convert its Securities, in whole or in part (provided that the total principal amount of Securities converted is an integral multiple of $1,000), during the period beginning on, and including, the date of this Second Supplemental Indenture and ending at the Close of Business on the Business Day immediately preceding the Stated Maturity for the payment of principal of the Securities into the consideration described in Section 9.03.

(b)                                 Securities in respect of which a Fundamental Change Purchase Notice has been delivered may not be surrendered for conversion pursuant to this Article 9 prior to a valid withdrawal of such Fundamental Change Purchase Notice in accordance with the provisions of Article 8.

(c)                                  Provisions of this Second Supplemental Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

(d)                                 The Base Conversion Rate shall be adjusted in certain instances as described in Section 9.04 and Section 9.05.

Section 9.02.  Conversion Procedures.  (a) To convert a Security, a Holder must (i) complete and manually sign the conversion notice on the back of the Security (which shall be substantially in the form set forth in the form of Security attached as Exhibit A under the heading “Conversion Notice”) and deliver such notice to the Conversion Agent, (ii) surrender the Security to the Conversion Agent, (iii) if required by the Conversion Agent, furnish appropriate endorsements and transfer documents, (iv) if and as required by Section 9.03(d), pay an amount equal to the interest payable on the next Interest Payment Date and (v) if required pursuant to Section 9.13, pay any applicable transfer or similar taxes. The “Conversion Date” with respect to a Security means the date on which the Holder of the Security has complied with all of the foregoing requirements to convert such Security. Anything herein to the contrary notwithstanding, in the case of Global Securities, Securities may be surrendered in accordance with the rules and procedures of the Depositary, to the extent applicable, as in effect from time to time.

The Conversion Agent will, on the Holder’s behalf, convert the Securities into the consideration described in Section 9.03. The Holder may obtain additional copies of the required form of the Conversion Notice from the Conversion Agent.

(b)                                 In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall upon receipt of a Company Order (which the Company agrees to deliver promptly) authenticate and deliver to the Holder thereof, without service charge, a new Security or Securities of authorized denominations in an aggregate principal amount equal to, and in exchange for, the unconverted portion of the principal amount of such Security.

Section 9.03.  Settlement Upon Conversion.  (a) Holders surrendering Securities for conversion shall be entitled to receive (i) a number of shares of Common Stock (the “Conversion Shares”) equal to the quotient of (x) the aggregate principal amount of Securities surrendered plus any interest accrued and unpaid thereon divided by (y) the Base Conversion Price, and (ii) any Additional Shares required pursuant to Section 9.05.

(b)                                 Upon the conversion of a Security, the Company shall deliver the Conversion Shares and the Additional Shares, if any, as soon as practicable and in no event later than the third Business Day following the Conversion Date (each such delivery date, a “Settlement Date”).

(c)                                  A Holder shall not be entitled to any rights of a holder of Common Stock until such Holder has converted its Securities.  The Person in whose name any certificate or certificates evidencing shares of Common Stock, if any, issuable upon conversion shall become, at the Close of Business on such Conversion Date, the holder of record of the shares of Common Stock represented thereby.  Except as set forth in this Second Supplemental Indenture, no payment or adjustment will be made for dividends or distributions declared or made on shares of Common Stock issued upon conversion of a Security prior to the issuance of such shares of Common Stock.

(d)                                 Upon conversion of a Security, a Holder will not receive any cash payment representing any accrued and unpaid interest through the Conversion Date.  Instead, accrued and unpaid interest will be converted into Common Stock as set forth in Paragraph (a) of this Section 9.03.  The payment and delivery to the Holder of Common Stock (if any) into which the Holder’s Securities and all accrued and unpaid interest thereon are convertible will be deemed to satisfy the Company’s obligation to pay the principal amount of the Securities and the Company’s obligation to pay accrued but unpaid interest attributable to the period from the most recent Interest Payment Date through the Conversion Date.

(e)                                  The Base Conversion Rate will not be adjusted for accrued and unpaid interest.

Section 9.04.  Adjustments to Base Conversion Rate.  The Base Conversion Rate shall be adjusted from time to time as follows:

(a)                                  Subject to Section 9.15, if the Company issues shares of Common Stock as a dividend or distribution on shares of the Common Stock to all or substantially all holders of the Common Stock, or if the Company effects a share split or share combination, the Base Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 ×	OS1
OS0

where
CR0	=

the Base Conversion Rate in effect immediately prior to the Opening of Business on such Ex-Dividend Date of the dividend or distribution, or the Opening of Business on the effective date of such share split or share combination, as applicable;

CR1	=	the new Base Conversion Rate in effect immediately after the Opening of Business on such Ex-Dividend Date or such effective date, as applicable;
OS0	=	the number of shares of Common Stock outstanding immediately prior to Opening of Business on such Ex-Dividend Date or such effective date, as applicable; and

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, share split or combination, as applicable.

Such adjustment shall become effective immediately following the Opening of Business on (i) the Ex-Dividend Date for the dividend or distribution or (ii) the effective date of the share split or combination, as the case may be.  If any dividend or distribution of the type described in this Section 9.04(a) is declared but not so paid or made, the new Base Conversion Rate shall be readjusted to the Base Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Except in the case of a share combination or a reverse split, in no event shall the Base Conversion Rate be decreased pursuant to this Section 9.04(a).

(b)                                 Subject to Section 9.15, if the Company issues or sells shares of Common Stock at a price per share less than the Base Conversion Price on the Trading Day immediately preceding such issuance or sale, the Base Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 ×	OS0 + X
OS0 + Y

where
CR0	=	the Base Conversion Rate in effect immediately prior to the Opening of Business on the date of such issuance or sale;
CR1	=	the new Base Conversion Rate in effect immediately after the Opening of Business on the date of such issuance or sale;
OS0	=	the number of shares of Common Stock outstanding immediately prior to the Opening of Business on the date of such issuance or sale;
X	=	the total number of shares of Common Stock issued or sold on such date; and
Y	=

the number of shares of Common Stock equal to the quotient of (A) the aggregate purchase price of the Common Stock issued or sold and (B) the Base Conversion Price on the Trading Day immediately preceding such issuance or sale.

Any adjustment made pursuant to this Section 9.04(b) shall become effective immediately following the Opening of Business on the date of such issuance or sale. In no event shall the Base Conversion Rate be decreased pursuant to this Section 9.04(b).

(c)                                  Subject to Section 9.15, if the Company distributes to all or substantially all holders of its Common Stock any rights, options or warrants entitling them to purchase, for a period expiring within 45 days of distribution, shares of Common Stock at a price per share less than the Closing Sale Prices of the Common Stock on the Business Day immediately preceding the declaration date for such distribution, the Base Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 ×	OS0 + X
OS0 + Y

where
CR0	=	the Base Conversion Rate in effect immediately prior to the Opening of Business on the Ex-Dividend Date for such distribution;
CR1	=	the new Base Conversion Rate in effect immediately after the Opening of Business on the Ex-Dividend Date for such distribution;
OS0	=	the number of shares of Common Stock outstanding immediately prior to the Opening of Business on the Ex-Dividend Date for such distribution;
X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and
Y	=

the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, options or warrants and (B) the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Days ending on the Trading Day immediately preceding the date of announcement for the issuance of the rights, options or warrants.

For purposes of this Section 9.04(c) in determining whether any rights, options or warrants entitle the Holders to purchase shares of Common Stock at less than the applicable Closing Sale Price immediately preceding the declaration date for such distribution, and in determining the aggregate exercise or conversion price payable for the shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors. If any right, option or warrant described in this Section 9.04(c) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Base Conversion Rate shall be readjusted to the Base Conversion Rate that would then be in effect if the right, option or warrant had not been so issued.  Any adjustment made pursuant to this Section 9.04(c) shall become effective immediately following the Opening of Business on the Ex-Dividend Date for the distribution of rights, options or warrants, as applicable. In no event shall the Base Conversion Rate be decreased pursuant to Section 9.04(c).

(d)                                 Subject to Section 9.15, if the Company distributes shares of Capital Stock, evidences of its indebtedness or other assets or property of the Company or rights or warrants to acquire Capital Stock of the Company to all or substantially all holders of the Common Stock, excluding:

(i)                                     dividends, distributions, share splits or share combinations as to which an adjustment applies under Section 9.04(a) or Section 9.04(c) above;

(ii)                                  dividends or distributions paid exclusively in cash; and

(iii)                               Spin-Offs to which the provisions set forth below in this Section 9.04(d)  shall apply;

then the Base Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 ×	SP0
SP0 – FMV

where
CR0	=	the Base Conversion Rate in effect immediately prior to the Opening of Business on the Ex-Dividend Date for such distribution;
CR1	=	the new Base Conversion Rate in effect immediately after the Opening of Business on the Ex-Dividend Date for such distribution;
SP0	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Days ending on the Business Day immediately preceding the Ex-Dividend Date for such distribution; and
FMV	=

the Fair Market Value (as determined in good faith by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets, property, rights or warrants distributed with respect to each outstanding share of Common Stock at the Opening of Business on the Ex-Dividend Date for such distribution.

Such adjustment shall become effective immediately following the Opening of Business on the Ex-Dividend Date for such distribution of the Capital Stock, evidences of indebtedness or other assets or property of the Company or rights or warrants to acquire Capital Stock of the Company.

With respect to an adjustment pursuant to this Section 9.04(d) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company (a “Spin-Off”), the Base Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 ×	FMV0 + MP0
MP0

where
CR0	=	the Base Conversion Rate in effect immediately prior to Close of Business on the last Trading Day of the Valuation Period;
CR1	=	the new Base Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Valuation Period;
FMV0	=

the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined for the purposes of the definition of Closing Sale Price as if the Capital Stock or similar equity interest were Common Stock) over the 10 consecutive Trading-Day period beginning on, and including, the effective date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Closing Sale Prices of Common Stock over the Valuation Period.

Such adjustment shall occur immediately after the Close of Business on the last Trading Day of the Valuation Period; provided that in respect of any Conversion Date occurring during the Valuation Period, references to 10 Trading Days within the portion of this Section 9.04(d) related to “Spin-Offs” shall be deemed replaced with the lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the relevant Conversion Date in determining the adjustment to the applicable Base Conversion Rate.

If any such dividend or distribution described in this Section 9.04(d) is declared but not paid or made, the new Base Conversion Rate shall be readjusted to be the Base Conversion Rate that would be in effect if the dividend or distribution had not been declared. In no event shall the Base Conversion Rate be decreased pursuant to this Section 9.04(d).

(e)                                  Subject to Section 9.15, if the Company pays or makes any dividend or distribution consisting exclusively of cash to all or substantially all holders of Common Stock, the Base Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 ×	SP0
SP0 — C

where
CR0	=	the Base Conversion Rate in effect immediately prior to the Opening of Business on the Ex-Dividend Date for such dividend or distribution, as applicable;
CR1	=	the new Base Conversion Rate in effect immediately after the Opening of Business on the Ex-Dividend Date for such dividend or distribution, as applicable;
SP0	=

the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Days ending on the Business Day immediately preceding the Ex-Dividend Date for such dividend or distribution, as applicable; and

C	=	the amount in cash per share of Common Stock that the Company distributes to holders of Common Stock.

Any adjustment to the Base Conversion Rate made pursuant to this Section 9.04(e) shall become effective immediately following the Opening of Business on the Ex-Dividend Date for the dividend or distribution. If any dividend or distribution described in this Section 9.04(e) is declared but not so paid or made, the new Base Conversion Rate shall be readjusted to the Base Conversion Rate that would then be in effect if the dividend or distribution had not been declared. In no event shall the Base Conversion Rate be decreased pursuant to this Section 9.04(e).

(f)                                    Subject to Section 9.15, if the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Base Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 ×	AC + (SP1 × OS1)
OS0 × SP1

where

CR0	=

the Base Conversion Rate in effect at the Close of Business on the last Trading Day of the 10 consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=

the new Base Conversion Rate in effect at the Opening of Business on the first day following the last Trading Day of the 10 consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS1	=

the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase or exchange of all shares accepted for purchase or exchange in the offer); and

SP1	=

the average of the Closing Sale Prices of Common Stock for the 10 consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Base Conversion Rate under this Section 9.04(f) shall become effective immediately following the Opening of Business on first day following the last Trading Day of the 10 consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the date the tender or exchange offer expires; provided that, in respect of any Conversion Date occurring during the 10 Trading Days following the date that any tender or exchange offer expires, references within this Section 9.04(f)  to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date such tender or exchange offer expires and the relevant Conversion Date in determining the adjustment to the applicable Base Conversion Rate.  If the Company or one of its Subsidiaries is obligated to purchase Common Stock pursuant to any tender or exchange offer but are permanently prevented by applicable law from effecting a purchase or all purchases are rescinded, the new Base Conversion Rate shall be readjusted to be the Base Conversion Rate that would be in effect if the tender or exchange offer had not been made. In no event shall the Base Conversion Rate be decreased pursuant to this Section 9.04(f).

(g)                                 Subject to Section 9.15, if, on the fifteen month anniversary of the date hereof (the “Reset Day”), the volume-weighted average of the Closing Sales Prices for one share of Common Stock on its primary Trading Market (the “Reset Day Price”) for the fifteen Trading Days immediately prior to such anniversary is less than the Base Conversion Price then in effect, the Base Conversion Rate shall be adjusted on such Reset Day so that the Base Conversion Price shall be equal to the Reset Day Price.

(h)                                 Notwithstanding the foregoing provisions of this Section 9.04, no adjustment will be made thereunder, nor shall an adjustment be made to the ability of a Holder to convert, for any distribution described therein if each Holder will otherwise participate in the distribution on the same terms and at the same time as holders of Common Stock, without having to convert its Securities, as if such Holder held a number of shares of Common Stock equal to the Base Conversion Rate in effect on the Ex-Dividend Date or effective date, as the case may be, for such transaction multiplied by the principal amount (expressed in thousands) of the Securities held by such Holder.

(i)                                     No adjustment to the Base Conversion Rate will be made unless as specifically set forth in this Section 9.04 and Section 9.05.

(j)                                     Without limiting the foregoing, the applicable Base Conversion Rate will not be adjusted upon certain events, including but not limited to:

(i)                                     the issuance of shares of Common Stock or options (a) to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted and in effect as of the date hereof or (b) duly adopted after the date hereof by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose;

(ii)                                  the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the Issue Date, provided that the exercise price or conversion rate of such security has not been reduced since the Issue Date;

(iii)                               a change in the par value of the Common Stock; or

(iv)                              dividends or distributions accumulated and unpaid as of the date hereof.

(k)                                  No adjustment to the Base Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the Base Conversion Rate. If the adjustment is not made because the adjustment does not change the Base Conversion Rate by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. All required calculations will be made to the nearest cent or 1/1000th of a share, as the case may be.  Notwithstanding the foregoing, (i) upon any conversion of Securities (solely with respect to Securities to be converted), (ii) on every one year anniversary from the

Issue Date of the Securities and (iii) on the Stated Maturity for the payment of principal of the Securities, the Company will give effect to all adjustments that have been otherwise deferred, and those adjustments will no longer be carried forward and taken into account in any future adjustment.

(l)                                     Whenever the Base Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officer’s Certificate setting forth the Base Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Base Conversion Rate and may assume that the last Base Conversion Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Base Conversion Rate setting forth the adjusted Base Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Base Conversion Rate to the Holder of each Security at such Holder’s last address appearing on the Securities Register provided for in Section 2.04 of this Second Supplemental Indenture within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(m)                               For purposes of this Section 9.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.  If the Company pays any dividend or makes any distribution on, or issues any rights, options or warrants in respect of, shares of Common Stock held in treasury by the Company, the Company shall not issue, transfer or convey such shares of Common Stock in a manner that would have the effect of circumventing the provisions of this Section 9.04.

(n)                                 In addition to the adjustments described in this Section 9.04, the Company may increase the Base Conversion Rate as the Board of Directors deems advisable to avoid or diminish any income tax to Holders of the Company’s Capital Stock resulting from any dividend or distribution of Capital Stock (or rights to acquire Capital Stock) or from any event treated as a dividend or distribution of Capital Stock or rights to acquire Capital Stock for income tax purposes. The Company may also, from time to time, to the extent permitted by applicable law, increase the Base Conversion Rate by any amount for any period of at least 20 Business Days if the Board of Directors has determined that an increase would be in the Company’s best interests. If the Board of Directors makes a determination to increase the Base Conversion Rate, it will be conclusive. The Company shall give Holders of Securities at least 15 days’ notice of an increase in the Base Conversion Rate.

(o)                                 Notwithstanding anything to the contrary herein, no adjustment to the Base Conversion Rate shall be made if it would cause the Base Conversion Price to be less than $1.00.

Section 9.05.  Make-Whole Adjustment to Common Stock Delivered Upon Conversion.  (a) Upon any conversion of the Securities, the Company shall pay a “Make-Whole Premium” by delivering a number of additional shares of Common Stock as provided in Section 9.05(b) (the “Additional Shares”).

(b)                                 Subject to Section 9.15, the number of Additional Shares per $1,000 principal amount of Securities constituting the Make-Whole Premium shall be equal to the quotient of (i) the aggregate principal amount of the Securities so converted multiplied by 32.00%, less the aggregate interest paid on such Securities prior to the applicable Conversion Date divided by (ii) 95% of the volume-weighted average Closing Price of the Common Stock for the 10 Trading Days immediately preceding the Conversion Date.

Section 9.06.  Fractional Shares.  The Company will not issue fractional shares of Common Stock upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. In lieu of any fractional shares of Common Stock, the number of shares of Common Stock delivered by the Company shall be rounded up to the nearest whole share.

Section 9.07.  Notice of Adjustment.  Whenever the Base Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee, an Officer’s Certificate setting forth the Base Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Trust Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Base Conversion Rate and may assume that the last Base Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such Officer’s Certificate, the Company shall prepare a notice of such adjustment of the Base Conversion Rate setting forth the adjusted Base Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Base Conversion Rate to Holders within 20 Business Days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

Section 9.08.  Notice of Certain Transactions.  In the event that the Company takes any action which would require an adjustment to the Base Conversion Rate, the Company takes any action that requires the execution of a supplemental indenture in accordance with the provisions of Section 9.09 or if there is a dissolution or liquidation of the Company, the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail such notice at least 20 days before such proposed effective date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in this Section 9.09.

Section 9.09.  Effect of Recapitalizations, Reclassifications, and Changes of Common Stock.  (a) In the case of the following events (each, a “Business Combination”):

(i)                                     any recapitalization, reclassification or change of the Common Stock, other than (A) a change in par value, or from par value to no par value, or from no par value to par value, or (B) as a result of a subdivision or a combination of the Common Stock;

any consolidation, merger or combination to which the Company is a party;

(ii)                                 any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of the Company and its Subsidiaries; or

(iii)                               any statutory share exchange;

in each case as a result of which holders of Common Stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for Common Stock, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that from and after the effective date of the Business Combination, the settlement of the Company’s obligations to convert Securities in accordance with the provisions of Section 9.03 shall be based on, and each share of Common Stock deliverable in respect of any such settlement shall consist of, the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) which holders of Common Stock are entitled to receive in respect of each share of Common Stock upon the Business Combination. For purposes of the foregoing, where a Business Combination involves a transaction that causes the Common Stock to be converted into the right to receive more than a single type of consideration based upon any form of stockholder election, the consideration will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. If, in the case of any such Business Combination, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in the Business Combination, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the purchase rights set forth in Article 8 hereof. The Company shall not become a party to any Business Combination unless its terms are materially consistent with the provisions of this Section 9.09. The above provisions of this Section 9.09 shall similarly apply to successive Business Combinations. None of the provisions of this Section 9.09 shall affect the right of a Holder of Securities to convert its Securities in accordance with the provisions of this Article 9 prior to the effective date of a Business Combination.

If this Section 9.09 applies to any event or occurrence, Section 9.04 hereof shall not apply.

(b)           In the event the Company shall execute a supplemental indenture pursuant to this Section 9.09, the Company shall promptly file with the Trustee (i) an Officer’s Certificate briefly stating the reasons therefor and that all conditions precedent have been complied with and (ii) an Opinion of Counsel to the effect that all conditions precedent thereto and hereunder have been complied with, and shall promptly mail notice of the execution of such supplemental indenture to all Holders. Failure to mail such notice or any defect therein shall not affect the validity of such transaction and such supplemental indenture.

Section 9.10.  Responsibility of Trustee.  (a) The Trustee shall have no duty to calculate the Base Conversion Rate or to make any computation or determination in connection therewith or to determine when an adjustment under this Article 9 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the same or the correctness of any such adjustment, and shall be protected in relying upon, an Officer’s Certificate and Opinion of Counsel, including the Officer’s Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 9.07. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 9, including, without limitation, whether or not a supplemental indenture is required to be executed.

(b)           The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 9.09, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officer’s Certificate and Opinion of Counsel, with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 9.09.

(c)           Neither the Trustee nor any Conversion Agent or any other Agent shall be responsible for determining whether any event contemplated by this Article 9 has occurred which makes the Securities eligible for conversion until the Company has delivered to the Trustee and any Conversion Agent and each other Agent an Officer’s Certificate stating that such event has occurred, on which Officer’s Certificate the Trustee and any such Conversion Agent and other Agent may conclusively rely, and the Company agrees to deliver such Officer’s Certificate to the Trustee and any such Conversion Agent and each other Agent promptly after the occurrence of any such event.

Section 9.11.  Stockholder Rights Plan.  To the extent that the Company has a rights plan in effect upon conversion of the Securities into Common Stock, the Holder will receive upon conversion of the Securities in respect of which the Company has elected to deliver, in whole or in part, Common Stock, if applicable, the rights under the rights plan unless, prior to the conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from the Common Stock, in which case, and only in such case, the Base Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of Common Stock shares of the Company’s Capital Stock, evidences of indebtedness, other assets or property or rights or warrants to acquire Common Stock as described in Section 9.04(d), subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

Section 9.12.  Taxes on Conversion.  The issue of stock certificates, if any, in respect of shares of Common Stock deliverable on conversion of Securities shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in any name other than that of the Holder of any Security converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 9.13.  Certain Covenants of the Company.  (a) The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock or shares of Common Stock held in treasury, a sufficient number of shares of Common Stock, free of preemptive rights, to permit the conversion of all Outstanding Securities in accordance with the provisions of this Second Supplemental Indenture (such number calculated, solely for purposes of this Section 9.13(a), assuming the Company has elected or will elect to deliver solely shares of Common Stock in respect of the Conversion Obligation).

(b)           All shares of Common Stock delivered upon conversion of the Securities and all PIK Interest Shares, if any, shall be newly issued shares or treasury shares, shall be duly authorized, validly issued and fully paid and nonassessable and shall be free from preemptive or similar rights and free of any lien or adverse claim.

(c)           The Company shall endeavor promptly to comply with all federal and state securities laws regulating the issuance and delivery of shares of Common Stock upon the conversion of Securities or the delivery of PIK Interest Shares, if any, and shall cause to have listed or quoted all such shares of Common Stock on NASDAQ, or each United States national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

(d)           Before taking any action which would cause an adjustment increasing the Base Conversion Rate to an amount that would cause the Base Conversion Price to be reduced below the then par value per share of the Common Stock, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Base Conversion Rate.

Section 9.14.  Automatic Conversion.

(a)           Subject to Section 9.15, if at any time on or prior to Stated Maturity, the Closing Price of the Common Stock has exceeded two hundred percent (200%) of the Conversion Price then in effect for at least thirty (30) consecutive Trading Days, all Securities then Outstanding shall automatically convert as provided herein (an “Automatic Conversion”); provided, however, that such Automatic Conversion shall be subject to Section 9.02 and Section 9.15 hereof.  Such Securities shall be converted as soon as practicable, but in no event later than the third Business Day following the Trading Day upon which this Automatic Conversion requirement is triggered (the date of such conversion, the “Automatic Conversion Date”).

(b)           The shares of Common Stock that the Holders shall receive upon Automatic Conversion shall include any shares of Common Stock required to be delivered in respect of a Make-Whole Premium in accordance with Section 9.05 hereof.

(c)           At the request and expense of the Company, the Trustee shall mail or cause to be mailed to each Holder notice (the “Automatic Conversion Notice”) of an Automatic Conversion as soon as practicable and no later than the first Business Day following Automatic Conversion. If the Company gives such notice, it shall also deliver a copy of such Automatic Conversion Notice to the Trustee. Such mailing shall be by first class mail. Such notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Security shall not affect the validity of the proceedings for the Automatic Conversion of any other Security.

(d)           Each Automatic Conversion Notice shall state:

(1)                                the aggregate principal amount of Securities to be automatically converted,

(2)                                the CUSIP, ISIN or similar number or numbers of the Securities being automatically converted,

(3)                                the Automatic Conversion Date,

(4)                                that on and after said date Interest thereon will cease to accrue,

(5)                                the number of shares of Common Stock, if any, to be delivered in respect of a Make-Whole Premium pursuant Section 9.05 hereof,

(6)                                the place or places where the Securities are to be surrendered for conversion, and

(7)                                the Conversion Price then in effect.

(e)           Prior to or contemporaneous with the mailing of an Automatic Conversion Notice to the Holders, the Company shall issue a press release containing the information contained in the Automatic Conversion Notice.

(f)            In the event of an Automatic Conversion, the Company shall issue and deliver a certificate or certificates for the number of Conversion Shares and any shares of Common Stock required to be delivered in respect of a Make-Whole Premium for delivery to the Holders as promptly after the Automatic Conversion Date as practicable in accordance with the provisions of this Article 9, but in no event later than the close of business on the third next succeeding Business Day following such Automatic Conversion Date.

(g)           All Securities subject to an Automatic Conversion shall be delivered to the Trustee or its agent to be cancelled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 3.9 of the Original Indenture.

(h)           Upon Automatic Conversion, Interest on the Securities shall cease to accrue and shall cease to be entitled to any benefit or security hereunder, and the holders thereof shall have no right in respect of such Securities except the right to receive the Common Stock and cash, if any, to which they are entitled pursuant to this Section 9.14.

(i)            If any of the provisions of this Section 9.14 are inconsistent with applicable law at the time of such Automatic Conversion, such law shall govern.

Section 9.15.  Limitation on Conversion Prior to Shareholder Approval.  Notwithstanding anything to the contrary contained herein, the aggregate number of shares of Common Stock issued (i) upon conversion of the Securities and (ii) as PIK Interest Shares shall not exceed 19.9% of either (x) the total number of shares of Common Stock outstanding on the date hereof or (y) the total voting power of the Company’s securities outstanding on the date hereof that are entitled to vote on a matter being voted on by holders of the Common Stock unless and until the Company has obtained Shareholder Approval.  Pursuant to Section 3.06 hereof, the Company has agreed to obtain Shareholder Approval within 60 days hereof.

ARTICLE 10
MISCELLANEOUS

Section 10.01.  No Defeasance.  The provisions of Article Thirteen of the Original Indenture shall not apply to any Securities issued under this Second Supplemental Indenture.

Section 10.02.  Notices, Etc., to Trustee and Company.  (a) Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company:

c/o Globalstar, Inc.

461 So. Milpitas Blvd

Milpitas, CA 95035

Facsimile:  408-933-4949

Attention:  Chief Financial Officer

If to the Trustee:

U.S. Bank National Association, as Trustee

Corporate Trust Dept. CN-OH-W6CT

425 Walnut Street

Cincinnati, OH 45202

Facsimile:  513-632-5511

(b)           The Company or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

(c)           All notices and communications (other than those sent to Holders) shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; three

Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Section 10.03.  Communication by Holders with other Holders.  Holders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Second Supplemental Indenture or the Securities.  The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.

Section 10.04.  Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by, or a meeting of, Holders.  The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 10.05.  Legal Holidays.  In addition to and notwithstanding Section 1.14 of the Original Indenture if Interest Payment Date (other than an Interest Payment Date coinciding with the Stated Maturity for the payment of principal of the Securities or earlier Redemption Date or Fundamental Change Purchase Date) of any Security falls on a day that is not a Business Day, then (notwithstanding any other provision of the Indenture or of the Securities) such Interest Payment Date shall be postponed to the next succeeding Business Day; provided that, if such Business Day falls in the next succeeding calendar month, the Interest Payment Date will be brought back to the immediately preceding Business Day. If the Stated Maturity for the payment of principal of the Securities or Redemption Date to Fundamental Change Purchase Date of a Security would fall on a day that is not a Business Day, the required payment of interest, if any, and principal shall be made on the next succeeding Business Day and no interest on such payment shall accrue for the period from and after the Stated Maturity for the payment of principal of the Securities or Redemption Date or Fundamental Change Purchase Date, as the case may be, to the next succeeding Business Day.

Section 10.06.  Governing Law.  THIS SECOND SUPPLEMENTAL INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 10.07.  Incorporators, Shareholders, Officers and Directors of the Company Exempt from Individual Liability.  No recourse under or upon any obligation, covenant or agreement of or contained in this Second Supplemental Indenture or of or contained in the Securities or for any claim based thereon or otherwise in respect thereof, or in the Securities or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, member, officer, manager or director, as such, past, present or future, of the Company or any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a part of the consideration for, the execution of this Second Supplemental Indenture and the issue of the Securities.

Section 10.08.  Successors and Assigns.  All covenants and agreements of the Company in this Second Supplemental Indenture and the Securities shall bind its successors and assigns, whether so expressed or not.  All covenants and agreements of the Trustee in this Second Supplemental Indenture shall bind its successors and assigns, whether so expressed or not.

Section 10.09.  Multiple Originals.  The parties may sign any number of copies of this Second Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Second Supplemental Indenture.

Section 10.10.  Conflict with Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Second Supplemental Indenture, the latter provision shall control.  If any provision of this Second Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Second Supplemental Indenture as so modified or excluded, as the case may be.

Section 10.11.  Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 10.12.  Separability Clause.  In case any provision in this Second Supplemental Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.13.  Benefits of the Second Supplemental Indenture.  Nothing in this Second Supplemental Indenture or in the Securities express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.

Section 10.14.  Calculations.  Except as otherwise provided herein, the Company will be responsible for making all calculations called for under the Indenture and the Securities. The Company will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will deliver a copy of such schedule to any Holder upon the request of such Holder.

Section 10.15.  Ratification and Incorporation of Original Indenture.  As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument.

ARTICLE 11
SUBORDINATION OF SECURITIES

Section 11.01.  Securities Subordinated to Senior Debt.  The Company covenants and agrees, and each Holder, by its acceptance of a Security, likewise covenants and agrees that all Securities shall be issued subject to the provisions of this Article Eleven; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of the principal of, interest and premium, if any, on each and all of the Securities shall, to the extent and in the manner set forth in this Article Eleven and in the Intercreditor Agreement, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all existing and future Senior Debt.

Section 11.02.  No Payment on Securities in Certain Circumstances.

(a)           The Company shall not make or cause or permit to be made any direct or indirect payment by or on behalf of the Company of the principal of, interest and premium, if any, on each and all of the Securities, whether pursuant to the terms of the Securities or upon acceleration or otherwise shall be made unless such payment is a Permitted Payment.

(b)           Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to make any payment on the Securities in the form of cash unless the Trustee has received a certificate from the Issuer, in form and substance reasonably satisfactory to the Trustee, that such payment is a Permitted Payment.

(c)           For the avoidance of doubt, nothing in this Section 11.02 shall prevent (i) a Holder from converting its Securities into Common Stock in accordance with Section 9.01 hereof, or (ii) an Automatic Conversion of the Securities.

Section 11.03.  Payment over of Proceeds upon Dissolution, Etc.

(a)           Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, in connection with any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or other marshalling of assets for the benefit of creditors, all amounts due or to become due upon all Senior Debt shall first be paid in full, in cash or cash equivalents, before the Holders or the Trustee on their behalf shall be entitled to receive any payment by (or on behalf of) the Company on account of the Securities, or any payment to acquire any of the Securities for cash, property or securities, or any distribution with respect to the Securities of any cash, property or securities. Before any payment may be made by, or on behalf of, the Company on any Security, in connection with any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities for the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on their behalf would be entitled, but for the provisions of this Article Eleven, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution or by the Holders or the Trustee if received by them or it, directly to the COFACE Agent for the benefit of the holders of Senior Debt, to the extent necessary to pay all such Senior Debt in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

(b)           To the extent any payment of Senior Debt (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee or other similar Person from the holders of the Senior Debt, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Debt is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Debt for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

(c)           In the event that, notwithstanding the provision in clause (a) above prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder at a time when such payment or distribution is prohibited by clause (a) above and before all obligations in respect of Senior Debt are paid in full, in cash or cash equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the COFACE Agent for the benefit of the holders of Senior Debt, for application to the payment of all such Senior Debt remaining unpaid, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

(d)           For purposes of this Section 11.03, the words “cash, property or securities” shall not be deemed to include (so long as the effect of this clause is not to cause the Securities to be treated in any case or proceeding or similar event described in this Section 11.03 as part of the same class of claims as the Senior Debt or any class of claims pari passu with, or senior to) the Senior Debt for any payment or distribution, securities of the Company or any other corporation provided for by a plan of reorganization or readjustment that are subordinated, at least to the extent that the Securities are subordinated, to the payment of all Senior Debt then outstanding; provided that (i) if a new corporation results from such reorganization or readjustment, such corporation assumes the Senior Debt and (ii) the rights of the holders of the Senior Debt are not, without the consent of the COFACE Agent, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the sale, conveyance, transfer, lease or other disposition of all or substantially all of its property and assets to another corporation upon the terms and conditions provided in Section 8.1 of the Original Indenture shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section 11.3 if such other corporation shall, as a part of such consolidation, merger, sale, conveyance, transfer, lease or other disposition, comply (to the extent required) with the conditions stated in Section 8.1 of the Original Indenture.

Section 11.04.  Payment Over of Other Proceeds.

(a)           If at any time prior to the Final Discharge Date, the Trustee or any Holder receives or recovers:

(i)                                     any payment or distribution of, or on account of or in relation to, the Securities which is a Permitted Payment, except the distribution of shares of Common Stock upon conversion of the Securities in accordance with the terms of this Indenture;

(ii)                                  any amount by way of set-off in respect of the Securities owed to them which does not give effect to a Permitted Payment; or

(iii)                               any distribution in cash or in kind made as a result of the occurrence of an Insolvency Event, the Trustee shall or such Holder shall hold that amount for the Security Agent and inform the Security Agent and as soon as reasonably practicable (and in any event, within five (5) Business Days) pay that amount or an amount equal to that receipt or recovery to the Security Agent, to be held on trust by the Security Agent for application in accordance with the terms of the COFACE Finance Documents.

(b)           If the Issuer receives or recovers any sum which, under the terms of any of the COFACE Finance Documents, should have been paid to the Security Agent, the Issuer shall hold that amount on trust for the Security Agent and promptly pay that amount to the Security Agent, or, if this trust cannot be given effect to, the Issuer will promptly pay an amount equal to that receipt or recovery to the Security Agent for application in accordance with the terms of the COFACE Finance Documents.

Section 11.05.  Subrogation.

(a)           Upon the Final Discharge Date, the Holders shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company made on such Senior Debt until the principal of, premium, if any, and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders or the Trustee on their behalf would be entitled except for the provisions of this Article Eleven, and no payment pursuant to the provisions of this Article Eleven to the holders of Senior Debt by the Holders or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Debt, and the Holders, be deemed to be a payment by the Company to or on account of the Senior Debt. It is understood that the provisions of this Article Eleven are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Debt, on the other hand.

(b)           If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Eleven shall have been applied, pursuant to the provisions of this Article Eleven, to the payment of all amounts payable under Senior Debt, then, and in such case, the Holders shall be entitled to receive from the holders of such Senior Debt any payments or distributions received by such holders of Senior Debt in excess of the amount required to make payment in full, in cash or cash equivalents, of such Senior Debt of such holders.

Section 11.06.  Obligations of Company Unconditional.  Nothing contained in this Article Eleven or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holders or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights of the holders of the Senior Debt pursuant to Section 11.15 hereof and otherwise pursuant to this Article Eleven.

Section 11.07.  Notice to Trustee.

(a)           The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Eleven. The Trustee shall not be charged with the knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Senior Debt or trustee or agent thereof; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Six of the Original Indenture, be entitled to assume that no such facts exist; provided that, if the Trustee shall not have received the notice provided for in this Section 11.06 at least two Business Days prior to the date upon which, by the terms of this Indenture, any monies shall become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Security), then, notwithstanding anything herein to the contrary, the Trustee shall have full power and authority to receive any monies from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date except for an acceleration of the Securities prior to such application. Nothing contained in this Section 11.06 shall limit the right of the holders of Senior Debt to recover payments as contemplated by this Article Eleven. The foregoing shall not apply if the Paying Agent is the Company. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Debt or a trustee or representative on behalf of any such holder.

(b)           In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Eleven, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Eleven and, if such evidence is not furnished to the Trustee or if the Trustee otherwise determines in the reasonable exercise of its discretion to do so, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 11.08.  Reliance on Judicial Order or Certificate of Liquidating Agent.  Upon any payment or distribution of assets or securities referred to in this Article Eleven, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, delivered to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eleven.

Section 11.09.  Trustee’s Relation to Senior Debt.

(a)           The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Eleven with respect to any Senior Debt that may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

(b)           With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Eleven, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article Eleven or otherwise.

Section 11.10.  Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Debt.  No right of any present or future holders of any Senior Debt to enforce subordination as provided in this Article Eleven will at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with. The provisions of this Article Eleven are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt.

Section 11.11.  Holders Authorize Trustee to Effectuate Subordination of Securities.

(a)           Each Holder by its acceptance of any Securities authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Eleven and the Intercreditor Agreement, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the property and assets of the Company, the filing of a claim for the unpaid balance of its Securities in the form required in those proceedings.

(b)           Each Holder by its acceptance of any Securities authorizes and expressly directs the Trustee on its behalf to execute and deliver the Intercreditor Agreement and appoints the Trustee its attorney-in-fact for such purposes.  To the extent there is any inconsistency between the terms and conditions of this Indenture and the Intercreditor Agreement, the Intercreditor Agreement shall prevail.

Section 11.12.  Not to Prevent Events of Default.  The failure to make a payment on account of principal of, premium, if any, or interest on the Securities by reason of any provision of this Article Eleven will not be construed as preventing the occurrence of an Event of Default.

Section 11.13.  Trustee’s Compensation Not Prejudiced.  Nothing in this Article Eleven will apply to amounts due to the Trustee pursuant to other sections of this Indenture, including Section 6.7 of the Original Indenture.

Section 11.14.  No Waiver of Subordination Provisions.  Without in any way limiting the generality of Section 11.09, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article Eleven or the obligations hereunder of the Holders to the holders of Senior Debt, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the collection of Senior Debt; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

Section 11.15.  Limitations on Enforcement.

Notwithstanding anything to the contrary contained in Article 5 of this Second Supplemental Indenture or Article 6 of the Original Indenture, except as permitted by Section 11.02(a) of this Second Supplemental Indenture, no Holder shall or shall cause the Trustee to:

(a)           Seek direct or indirect recovery, payment or repayment of, nor permit direct or indirect payment or repayment of any of the Securities or other amounts payable by the Company in respect thereof;

(b)           demand, sue for or accept from the Company any payment in respect of the Securities or take any other action to enforce its rights or to exercise any remedies in respect of any Securities (whether upon the occurrence or during the occurrence of an Event of Default or otherwise) unless requested to do so by the COFACE Agent;

(c)           assign, transfer or otherwise dispose of, or make demand for or accept, receive or permit to subsist any lien in respect of, all or any Securities or any interests therein or any rights which it may have against the Issuer in respect of all or any part of the Securities to or in favor of any person;

(d)           file or join in any petition to commence any winding-up proceedings or an order seeking reorganization or liquidation of the Company, or take any other action for the winding-up, dissolution or administration of the Company or take, or agree to, any other action which could or might lead to the bankruptcy, insolvency or similar process of the Company unless requested to do so by the COFACE Agent;

(e)           claim, rank or prove as a creditor of the Company in competition with any COFACE Finance Party in connection with the Company’s obligations under the Securities; and/or

(f)            otherwise exercise or pursue any remedy for the recovery of any Securities or in respect of any rights arising in connection with such Securities.

Section 11.16.  Trust Monies Not Subordinated.  Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article Four of the Original Indenture by the Trustee for the payment of principal of, premium, if any, and interest on the Securities shall not be subordinated to the prior payment of any Senior Debt (provided that, at the time deposited, such deposit did not violate any then outstanding Senior Debt), and none of the Holders shall be obligated to pay over any such amount to any holder of Senior Debt.

Section 11.17.  Non-competition.

Until the Final Discharge Date, neither the Issuer nor the Trustee on behalf of any Holder will by virtue of any payment or performance by it under this Agreement or by virtue of the operation of any provision of this Indenture:

(a)                                  be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or the COFACE Agent or Security Agent or any trustee or agent on their behalf) or be entitled to any right of contribution or indemnity;

(b)                                 claim, rank, prove or vote as a creditor of the Issuer or its estate in competition with any Finance Party (or the COFACE Agent or the Security Agent or any  trustee or agent on their behalf); or

(c)                                  receive, claim or have the benefit of any payment, distribution or security from or on account of the Issuer or other person (but without prejudice to any right to the benefit of any Permitted Payments).

Section 11.18.  Filing of Claims Upon an Insolvency Event.

After the occurrence of an Insolvency Event, each Holder, by virtue of its acceptance of a Security irrevocably authorizes the Security Agent to take any of the following actions, in accordance with the terms of this Indenture:

(a)                                  accelerate repayment of any Securities or otherwise declare any Securities prematurely due and payable or payable on demand;

(b)                                 enforce, sue or prove for any claim for repayment of any Securities by execution or otherwise or institute any creditor’s process whether before or after judgment, or any equivalent or like process in any jurisdiction;

(c)                                  in respect of any Securities, take, or permit to be taken, any action or step, or petition, apply or vote for, initiate or support any step (including the appointment of any liquidator, receiver, administrator or similar officer), to commence or continue any proceedings against the Issuer or in relation to the bankruptcy, insolvency, winding-up, liquidation, receivership, administration, reorganisation, dissolution or similar proceedings of the Issuer or any suspension of payments or moratorium of any indebtedness of the Issuer, or any analogous procedure or step in any jurisdiction;

(d)                                 commence or join any legal or arbitration action or proceedings against the Issuer to recover in respect of any Securities;

(e)                                  make any demand against the Issuer in relation to any guarantee, indemnity or other assurance against loss in respect of the Securities or exercise any right to require the Issuer to acquire the Securities (including exercising any put or call option against the Issuer for the redemption or purchase of the Securities);

(f)                                    exercise any right of set-off against the Issuer in respect of the Securities;

(g)                                 enter into any composition, assignment or arrangement with the Issuer in order to effect or protect its rights under this Indenture or any COFACE Finance Document;

(h)                                 collect and receive all distributions on, or on account of, any or all of the Securities; or

(i)                                     otherwise exercise or pursue any remedy and do all other things the Security Agent considers reasonably necessary for the recovery of any Securities or in respect of any rights arising in connection with such Securities.

IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

GLOBALSTAR, INC.
By:
Name:
Title:

U.S. BANK, NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title:

Schedule A

[Fundamental Change Make Whole]

Effective Date	Amount Per $1,000

1